UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15063 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 5.02(e) Compensatory Arrangements of Certain Officers.
Amendment to Mr. Davenport’s Employment Agreement
In connection with our Compensation Committee’s annual review of the compensation of our executive officers in light of the latest peer group compensation data available (including salaries, annual incentive compensation, long-term incentive compensation, benefits and other compensation), Craig T. Davenport, our Chairman, CEO and President, voluntarily offered to amend his employment agreement to reduce his target incentive from 85% of base salary to 65% of base salary. The Compensation Committee accepted his offer and the amendment was entered into on February 28, 2008. A copy of the amendment is attached as Exhibit 10.1.
Approval of 2008 MICP
On February 28, 2008, our Compensation Committee approved our 2008 Management Incentive Compensation Program (“MICP”), an annual incentive program under which our executive officers and other participants may earn cash and/or deferred stock units (“DSUs”) by achieving specific annual performance objectives.
Similar to the 2007 MICP, all participants in the 2008 MICP have the same two performance objectives. These performance objectives consist of one corporate objective relating to revenues (weighted 50%) and one corporate objective relating to profitability (weighted 50%). Profitability is measured using “adjusted EBITDA,” which consists of earnings before interest, taxes, depreciation and amortization, excluding equity compensation expense. Certain legal fees and other expenses are specifically excluded from the profitability objective, as well as any expenses that the Compensation Committee designates in the future as expenses that should be excluded for purposes of the 2008 MICP.
The 2008 MICP caps the amount that may be earned through overachievement of the revenue objective by establishing a maximum achievement percentage of 125% for the revenue objective. The 2008 MICP does not permit any additional amounts to be earned by overachieving the profitability objective.
The achievement percentages under the 2008 MICP will be determined in the first quarter of 2009. Following that determination, the corresponding incentive payouts will be made in the form of cash and/or the vesting of DSUs under our Employee DSU Program. A participant must remain employed by the Company through the date of payout in order to receive any award under the 2008 MICP.
For purposes of determining achievement under the 2008 MICP, the Compensation Committee has the authority to exclude the financial effects of any of the following transactions (proposed or consummated) that the Compensation Committee determines should be so excluded: (a) any acquisitions by Endocare of other companies or product lines; (b) any arrangements involving license grants by or to Endocare that are outside of the ordinary course of business; and (c) any other transactions that are outside of the ordinary course of business.
The target incentive amounts payable under the 2008 MICP to our executive officers are the percentages of annual base salary that are specified in their respective employment agreements, as follows: 65% for Mr. Davenport and 40% for Michael R. Rodriguez and Clint B. Davis.
Additional terms and conditions applicable to the 2008 MICP are described in the summary attached as Exhibit 10.2.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In order to satisfy new requirements of The NASDAQ Capital Market, on February 28, 2008 we amended our Bylaws to clarify that we are permitted to issue uncertificated securities. A copy of the Bylaw amendment is attached as Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Third Amendment to Employment Agreement, dated February 28, 2008, between Craig T. Davenport and Endocare, Inc.

10.2	Summary Description of 2008 MICP.

10.3	Amendment No. 1 to Amended and Restated Bylaws of Endocare, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
March 4, 2008	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Third Amendment to Employment Agreement, dated February 28, 2008, between Craig T. Davenport and Endocare, Inc.
10.2	Summary Description of 2008 MICP.
10.3	Amendment No. 1 to Amended and Restated Bylaws of Endocare, Inc.